Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470 Investor Relations Aly Noormohamed, (972) 673-6050
DR PEPPER SNAPPLE GROUP REPORTS FIRST QUARTER 2010 RESULTS
Bottler case sales up 3%. Reported net sales down 1% on 3% sales volume declines.
Reported diluted EPS were $0.35; $0.40 excluding a separation-related foreign deferred tax charge.
Repaid $405 million of debt, achieved target capital structure and repurchased $202 million of common stock.
Now expects full year 2010 reported diluted EPS to be $2.29 to $2.37. Excluding the separation-related foreign deferred tax charge, diluted EPS expected to be $2.34 to $2.42.
Plano, TX, May 6, 2010 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported first quarter 2010 diluted earnings of $0.35 per share compared to $0.52 per share in the prior year period. Excluding a separation-related foreign deferred tax charge in the current year and a net gain on certain distribution agreement changes in the prior year, the company earned $0.40 per share compared to $0.37 in the prior year period.
For the quarter, bottler case sales (BCS) volume increased 3% reflecting solid growth across the portfolio. Third-party bottler concentrate buy-in toward the end of 2009, a decline in contract manufacturing and unfavorable comparisons related to the successful Crush launch and related pipeline fill in 2009 resulted in a 3% decline in sales volume. Reported net sales were down 1%. Segment operating profit (SOP) was flat reflecting lower packaging and ingredient costs offset by higher marketplace and productivity office investments as well as costs associated with the startup of the Victorville, Calif., facility. Foreign currency added one percentage point of growth to net sales and SOP. Reported income from operations was $187 million compared to $265 million in the prior year period.
DPS President and CEO Larry Young said, “Despite the carryover of weak consumer trends, an abnormally wet and cold January and February and our toughest quarter of the year, our portfolio demonstrated resilience with BCS up 3%. In the quarter, we completed our licensing agreements with PepsiCo, achieved our target capital structure, opened our new West Coast facility and commenced our share repurchase program. While the U.S. economy remains fragile, we are starting to see improvements in underlying consumer trends including the critical immediate consumption and fountain/foodservice channels. This improvement combined with winning innovation, continued white space and cold drink expansion opportunities and ongoing investments in brand health gives me confidence in our full year outlook and the long-term growth prospects for this business. We remain focused on completing key infrastructure investments in 2010 and capitalizing on continuous improvement opportunities.”

	First Quarter
			Percent
Diluted EPS reconciliation	2010	2009	Change
Diluted reported EPS	$0.35	$0.52	(33)

Items affecting comparability
- Net gain on certain distribution agreement changes	—	(0.15)
- Foreign deferred tax charge	$0.05	—

Diluted EPS excluding certain items	$0.40	$0.37	8
EPS – earnings per share
Net sales and SOP in the tables and commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see page A-5 accompanying this release.

	First Quarter
Summary of 2010 results		Currency
(Percent change)	As Reported	Neutral
BCS Volume	3	3
Sales Volume	(3)	(3)
Net Sales	(1)	(2)
SOP	0	(1)
BCS Volume
For the quarter, BCS volume increased 3% with carbonated soft drinks (CSDs) growing 2% and non-carbonated beverages (NCBs) up 6%.
In CSDs, Dr Pepper volume increased 3%. Our “Core 4” brands – 7UP, Sunkist soda, A&W and Canada Dry – were down 2%. Canada Dry grew double digits while 7UP and A&W declined low single digits and Sunkist soda declined double digits. Peñafiel declined 10% on lower third-party distributor sales. Squirt grew 8% and Crush grew 22% on expanded distribution and strong innovation. Fountain foodservice volume increased 2%.
In NCBs, Snapple grew 17% on strong growth in premium and value teas. Mott’s volume grew 14% reflecting expanded distribution and continued strong brand support. Hawaiian Punch grew 7% while third-party brands such as AriZona and Fiji declined double digits.
By geography, volume increased 2% in the U.S. and Canada and 8% in Mexico and the Caribbean.
Across all measured channels through April, as reported by The Nielsen Company, the company grew U.S. CSD dollar share 0.6 percentage points and flavored CSD dollar share 0.9 percentage points.
Sales volume
For the quarter, sales volume decreased 3% reflecting third-party bottler concentrate buy-in toward the end of 2009, a decline in contract manufacturing and unfavorable comparisons related to the successful Crush launch and related pipeline fill in first quarter 2009.

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	First Quarter
	As Reported			Currency Neutral
2010 Segment results	Sales	Net		Net
(Percent Change)	Volume	Sales	SOP	Sales	SOP
Beverage Concentrates	(4)	(1)	(3)	(2)	(4)
Packaged Beverages	(4)	(2)	7	(2)	6
Latin America Beverages	8	8	(22)	(1)	(30)
Total	(3)	(1)	0	(2)	(1)
Beverage Concentrates
Net sales for the quarter decreased 2% as low single-digit concentrate price increases and revenue recognized from the PepsiCo, Inc. (PepsiCo) licensing agreements were more than offset by sales volume declines of 4%. Segment operating profit decreased 4% driven by the decline in net sales and higher marketplace and productivity office investments.
Packaged Beverages
Net sales for the quarter decreased 2% principally reflecting a decline in contract manufacturing. Volume growth in Snapple, Motts and Hawaiian Punch was offset by mid single-digit declines in CSDs. Segment operating profit increased 6% due to lower packaging and ingredient costs and the benefits from ongoing productivity initiatives, partially offset by the startup of the Victorville facility and other operating costs.
Latin America Beverages
Net sales for the quarter decreased 1%. Strong volume growth was more than offset by the negative impact of product and channel mix and higher marketplace spending. Segment operating profit declined 30% reflecting the lower sales, increased distribution costs related to company-owned route expansion and higher IT infrastructure upgrade investments.
Corporate and other items
For the quarter, corporate costs totaled $77 million compared to $63 million in the prior year period. Transaction and other costs related to the PepsiCo licensing agreements added $8 million and stock-based compensation expenses increased $3 million.
For the quarter, total productivity office investments were $9 million.
Net interest expense decreased $21 million reflecting lower net debt and lower interest rates.
For the quarter, the effective tax rate was 43.3% including a $13 million separation-related foreign deferred tax charge. The tax rate also included a $3 million tax expense related to certain tax items indemnified by Kraft Foods Inc. and/or one of its subsidiaries (Kraft) as well as ongoing tax planning benefits.
Cash flow
For the quarter, the company generated $987 million of cash from operating activities including a $900 million one-time payment from PepsiCo. Net capital spending totaled $55 million. The company repaid $405 million of its debt obligations and returned $240 million to shareholders in the form of stock repurchases ($202 million) and dividends ($38 million).

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2010 full year guidance
The company continues to expect full year net sales to increase 3% to 5% and reported diluted earnings per share to now be $2.29 to $2.37. The effective tax rate is expected to be approximately 38%, including a $13 million separation-related foreign deferred tax charge recorded in the first quarter. This rate also includes approximately $14 million of items indemnified by Kraft as well as ongoing tax planning benefits. Excluding the separation-related foreign deferred tax charge, full year 2010 diluted earnings per share are now expected to be $2.34 to $2.42.
The company expects net capital spending to be approximately 5% of net sales and is authorized to repurchase $1 billion of its common stock in 2010 subject to market conditions.
Impact of the PepsiCo licensing agreements
On February 26, 2010, the company completed its licensing agreements with PepsiCo. Under these agreements, PepsiCo began distributing Dr Pepper, Crush and Schweppes in the U.S. territories where these brands were previously distributed by The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS). The same applies to Dr Pepper, Crush, Schweppes, Vernors and Sussex in Canada, and Squirt and Canada Dry in Mexico. These agreements have an initial term of 20 years, with 20-year renewal periods, and require PepsiCo to meet certain performance conditions.
Additionally, in certain U.S. territories where it has a manufacturing and distribution footprint, the company has begun selling certain owned and licensed brands, including Sunkist soda, Squirt, Vernors and Hawaiian Punch that were previously distributed by PBG and PAS.
The one-time cash payment of $900 million, received February 26, 2010, was recorded as deferred revenue and is being recognized as net sales over 25 years. The company recognized $3 million in the first quarter.
Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

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Conference Call
At 10 a.m. (CDT) today, the company will host a conference call with investors to discuss first quarter 2010 results and the outlook for 2010. The conference call and slide presentation will be accessible live through DPS’ website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.
In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on page A-5 accompanying this release and under “Financial Press Releases” on the company’s website at http://www.drpeppersnapple.com in the “Investors” section.
Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the first quarter comprising January, February and March.
Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.
Pricing refers to the impact of list price changes.
About Dr Pepper Snapple
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 “power brands” are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.
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DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2010 and 2009
(Unaudited, in millions, except per share data)

	For the Three Months Ended
	March 31,
	2010	2009
Net sales	$1,248	$1,260
Cost of sales	496	531

Gross profit	752	729

Selling, general and administrative expenses	531	499
Depreciation and amortization	31	27
Other operating expense (income), net	3	(62)

Income from operations	187	265

Interest expense	34	55
Interest income	(1)	(1)
Other income, net	(3)	(3)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	157	214
Provision for income taxes	68	82

Income before equity in earnings of unconsolidated subsidiaries	89	132
Equity in earnings of unconsolidated subsidiaries	—	—

Net income	$89	$132

Earnings per common share:
Basic	$0.35	$0.52
Diluted	$0.35	$0.52

Weighted average common shares outstanding:
Basic	253.3	254.2
Diluted	255.1	254.3

Cash dividends declared per common share	$0.15	$—

DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2010 and December 31, 2009
(In millions except share and per share data)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$571	$280
Accounts receivable:
Trade, net	529	540
Other	32	32
Inventories	270	262
Deferred tax assets	59	53
Prepaid expenses and other current assets	169	112

Total current assets	1,630	1,279
Property, plant and equipment, net	1,106	1,109
Investments in unconsolidated subsidiaries	10	9
Goodwill	2,984	2,983
Other intangible assets, net	2,702	2,702
Other non-current assets	543	543
Non-current deferred tax assets	142	151

Total assets	$9,117	$8,776

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$798	$850
Deferred revenue	36	—
Income taxes payable	16	4

Total current liabilities	850	854
Long-term obligations	2,566	2,960
Non-current deferred tax liabilities	1,042	1,038
Non-current deferred revenue	861	—
Other non-current liabilities	736	737

Total liabilities	6,055	5,589

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 248,545,188 and 254,109,047 shares issued and outstanding for 2010 and 2009, respectively	3	3
Additional paid-in capital	2,962	3,156
Retained earnings	138	87
Accumulated other comprehensive loss	(41)	(59)

Total stockholders’ equity	3,062	3,187

Total liabilities and stockholders’ equity	$9,117	$8,776

DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED STATEMENTS CASH FLOWS
For the Three Months Ended March 31, 2010 and 2009
(Unaudited, in millions)

	For the Three Months Ended
	March 31,
	2010	2009
Operating activities:
Net income	$89	$132
Adjustments to reconcile net income to net cash provided by operations:
Depreciation expense	44	39
Amortization expense	10	10
Amortization of deferred financing costs	1	5
Employee stock-based compensation expense	6	3
Deferred income taxes	9	17
Loss (gain) on disposal of intangible assets and property	3	(62)
Other, net	3	1
Changes in assets and liabilities:
Trade and other accounts receivable	10	(9)
Inventories	(7)	(24)
Other current assets	(47)	14
Other non-current assets	(4)	(8)
Accounts payable and accrued expenses	(42)	50
Income taxes payable	16	13
Deferred revenue	36	—
Non-current deferred revenue	861	—
Other non-current liabilities	(1)	(3)

Net cash provided by operating activities	987	178
Investing activities:
Purchases of property, plant and equipment	(55)	(78)
Purchase of intangible assets	—	(5)
Proceeds from disposals of intangible assets	—	68

Net cash used in investing activities	(55)	(15)

Financing activities:
Repayment of senior unsecured credit facility	(405)	(155)
Repurchase of shares of common stock	(202)	—
Dividends paid	(38)	—
Other, net	—	(1)

Net cash used in financing activities	(645)	(156)

Cash and cash equivalents — net change from:
Operating, investing and financing activities	287	7
Currency translation	4	(2)
Cash and cash equivalents at beginning of period	280	214

Cash and cash equivalents at end of period	$571	$219

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three Months Ended March 31, 2010 and 2009
(Unaudited, in millions, except per share data)

	For the Three Months Ended
	March 31,
	2010	2009
Segment Results – Net Sales
Beverage Concentrates	$240	$243
Packaged Beverages	929	944
Latin America Beverages	79	73

Net sales as reported	$1,248	$1,260

	For the Three Months Ended
	March 31,
	2010	2009
Segment Results – SOP
Beverage Concentrates	$146	$150
Packaged Beverages	114	107
Latin America Beverages	7	9

Total segment operating profit	267	266
Unallocated corporate costs	77	63
Other operating expense (income), net	3	(62)

Income from operations	187	265
Interest expense, net	33	54
Other income, net	(3)	(3)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$157	$214

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Currency neutral Net Sales and Segment Operating Profi: Net sales and Segment Operating Profit are on a currency neutral basis.

	For the Three Months Ended March 31, 2010
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	(1)%	(2)%	8%	(1)%
Impact of foreign currency	(1)	—	(9)	(1)

Currency neutral net sales	(2)%	(2)%	(1)%	(2)%

	For the Three Months Ended March 31, 2010
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported Segment Operating Profit	(3)%	7%	(22)%	—%
Impact of foreign currency	(1)	(1)	(8)	(1)

Currency neutral Segment Operating Profit	(4)%	6%	(30)%	(1)%

EPS excluding certain items: Reported diluted EPS adjusted for separation-related foreign deferred tax charge in 2010 and a net gain related to the Hansen contract termination payment as well as the sale of certain distribution rights in 2009.

	For the Three Months Ended
	March 31,
			Percent
	2010	2009	Change
Reported diluted EPS	$0.35	$0.52	(33)%
Net gain on certain distribution agreement changes	—	(0.15)
Foreign deferred tax charge	0.05	—

Diluted EPS, excluding certain items	$0.40	$0.37	8%

2010 Full-Year Guidance
Reported diluted earnings per share	$2.29 to $2.37
Foreign deferred tax charge	+ 0.05

Diluted EPS excluding certain items	$2.34 to $2.42